UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2004

PTEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326
(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2004, PTEK Holdings, Inc. (the “Company”) executed an employment letter with Michael E. Havener in connection with his promotion to Executive Vice President – Chief Financial Officer, effective July 28, 2004 (the “Effective Date”). Mr. Havener has served as interim Chief Financial Officer since March 15, 2004. Pursuant to the terms of his employment letter, Mr. Havener’s annual base salary is $200,000 per year. In addition, he is eligible to receive an annual bonus of up to 50% of his base salary, based on the achievement of quarterly and annual targets for revenue, EBITDA, capital expenditures of the Company and any other individual achievement criteria as determined by the Chief Executive Officer and the President and Chief Operating Officer of the Company, subject to a sliding scale, with 80% of the target bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. As a material inducement to Mr. Havener’s promotion to Chief Financial Officer of the Company, he was granted 75,000 shares of restricted common stock of the Company on the Effective Date which vest ratably over a five-year period.

The Company may terminate Mr. Havener’s employment at any time. If his employment is terminated without cause (as defined in his employment letter) either before a change in control of the Company (as defined in his employment letter) or more than 12 months after such a change in control, Mr. Havener will be entitled to severance compensation equal to 50% of his base annual salary in effect on the date of termination. In addition, if, during the 12-month period following a change in control of the Company, Mr. Havener’s employment is terminated by the Company without cause, then Mr. Havener is entitled to severance compensation equal to 100% of his base annual salary in effect on the date of termination.

A copy of the employment offer letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Employment letter, dated September 30, 2004, by and between PTEK Holdings, Inc. and Michael E. Havener.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTEK HOLDINGS, INC.

Date: September 30, 2004	By:	/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment letter, dated September 30, 2004, by and between PTEK Holdings, Inc. and Michael E. Havener.

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